Exhibit 10.1

$91,000.00 (U.S.)
 Dated:  April 1, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, PMI Construction Group, Inc. (“Maker” or the "Company"), promises to pay to Banyan Investment Company, LLC (“Holder”), or order, Forty Six Thousand Dollars ($91,000.00).

Premises

The Holder and the Company are entering into this note to consolidate the prior loans set forth below.  The consolidation would include both principal and accrued interests.  The notes being consolidated are:

Date of Note	Original Principal	Accrued Interest
December 31, 2008	$55,000	$30,688
March 12, 2014	$31,000	$2,338
April 17, 2014	$5,000	$0

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency

1.           Note Consolidation. The above listed notes, which are incorporated herein by this reference, and their principal and accrued interest are hereby consolidated into this one master note on the terms and conditions set forth herein.

2.           Payments.  The principal on the obligation represented hereby shall be repaid in full on demand or the merger, reorganization or acquisition between the Company and another corporation or entity that has operations, through a lump sum payment of interest and principal.  All payments shall first be made to interest and then to a reduction of principal.

3.           Interest.  The obligation shall bear simple interest at the rate of seven and one half percent (7 1/2%) per annum.

4.           Type and place of Payments.  Payment of principal and interest shall be made in lawful money of the United States of America to the above named holder at its offices in Salt Lake City, Utah, or order.

5.           Prepayment.  Advance payment or payments may be made on the principal and interest, without penalty or forfeiture.  There shall be no penalty for any prepayment.

6.           Default.  Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)           Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

(b)           Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)           An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released  or bonded within 60 days after its entry or levy.

7.           Conversion.  Subject to, and in compliance with, the provisions contained herein, the Holder of the Notes, or its assigns is entitled, at its or his option, at any time prior to maturity of the Note, or in case this Note or some portion hereof shall have been called for prepayment or considered in default as defined in the Note, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validly issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Company, (the “Common Stock” or “Shares”) at the rate of one Share for each one cent ($0.01) of principal and accrued but unpaid interest of the Note (“Conversion Price”), subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein. Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Company shall reserve for issuance that number of shares necessary to permit the conversion of this Note.  All shares of Common Stock that shall be issuable on conversion shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8)   Holder's Restriction on Conversion.

a)            The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without  limitation, any other notes or the warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Form 10-Q or Form 10- K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation. The limitations contained in this section shall apply to a successor holder of both Notes set forth above.

b)           Forced Conversion. Notwithstanding anything herein to the contrary, if a Change of Control or a Fundamental Transaction, as herein defined occur, the Company shall within three (3) business days of such event or notice of such event deliver a written notice to the Holder (a "Forced Conversion Notice" and the date such notice is delivered to the Holder, the "Forced Conversion Notice Date") to cause the Holder to convert, up to a principal amount of this Note equal to all or part of such Holder's pro-rata portion of the Forced Conversion Amount, it being understood that the "Conversion Date" for purposes of this Section 2 shall be deemed to occur on the record date for such event (the "Forced  Conversion Date"). As to each Holder, a Forced Conversion Notice shall contain the aggregate Forced Conversion Amount, such Holder's pro-rata portion of such amount, confirmation of the satisfaction of the conditions set forth above, and the portion of such Holder's pro-rata portion of the Forced Conversion Amount to be converted on each Forced Conversion Date. Although Holder will be deemed to own the Shares as of the Record Date of such action, Holder will have no voting rights related to such Shares on such date and shall not vote the Shares on the transaction triggering the forced conversion, but instead, for voting purposes, the Shares shall be deemed unissued or if required by statute be voted by the board of director of the Company in the same manor (i.e. for or against) as the majority of the Company’s shares are voted; provided that, any transaction requiring a supermajority vote must receive a supermajority vote of the outstanding common shares of the Company along with other voting shares as if the Shares of Holder were not outstanding prior to voting the Shares of Holder in favor of a triggering transaction. "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above. Fundamental Transaction shall include (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purpose of this provision the term “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

9.           Attorneys’ Fees.  If this Note is placed with an attorney for collection, or if suit be instituted for collection, herein, then in such event, the undersigned agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by holder in so doing.

10.           Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

PMI Construction Group, Inc.
a Nevada Corporation

By: /s/ Jeffrey Peterson
     A Duly authorized Officer